EXHIBIT 24.1



                               POWER OF ATTORNEY

The undersigned (other than Dennis W. Bakke and Barry J. Sharp), acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint DENNIS W. BAKKE, BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Registration Statement on Form S-3 relating to the securities of this Company, including Senior Debt Securities, Senior Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Securities, Guarantees of Preferred Securities, Stock Purchase Contracts, Stock Purchase Units, Preferred Stock, and Common Stock of the Company, and any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith. Each of DENNIS W. BAKKE and BARRY J. SHARP, each acting in the capacity stated opposite his name below, hereby constitutes and appoints WILLIAM R. LURASCHI as his attorney-in-fact with full power to him to sign for and in his name in the capacity indicated below the Registration Statement on Form S-3 and any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.


         SIGNATURE                       POSITION WITH AES                     DATE
---------------------------   ----------------------------------------   -----------------
  /s/ Roger W. Sant           Chairman of the Board and Director                       November 7, 1997
-------------------------
Roger W. Sant

  /s/ Dennis W. Bakke         President, Chief Executive Officer and                   November 7, 1997
-------------------------     Director (Principal Executive Officer)
Dennis W. Bakke

  /s/ Vicki-Ann Assevero                   Director                                    November  7, 1997
-------------------------
Vicki-Ann Assevero

  /s/ Dr. Alice F. Emerson                 Director                                    November  7, 1997
-------------------------
Dr. Alice F. Emerson

  /s/ Robert F. Hemphill, Jr.              Director                                    November  7, 1997
-------------------------
Robert F. Hemphill, Jr.

  /s/ Frank Jungers                        Director                                    November  7, 1997
-------------------------
Frank Jungers

  /s/ Dr. Henry R. Linden                  Director                                    November  7, 1997
-------------------------
Dr. Henry R. Linden

  /s/ John H. McArthur                     Director                                    November  7, 1997
-------------------------
John H. McArthur


  /s/ Hazel O'Leary                        Director                                    November 7, 1997
-------------------------
Hazel O'Leary

  /s/ Thomas I. Unterberg                  Director                                    November 7, 1997
-------------------------
Thomas I. Unterberg

  /s/ Robert H. Waterman, Jr.              Director                                    November 7, 1997
-------------------------
Robert H. Waterman, Jr.

  /s/ Barry J. Sharp              Vice President and Chief Financial Officer           November 7, 1997
-------------------------         (Principal Financial and Accounting
Barry J. Sharp                    Officer)
